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                                                                    EXHIBIT 10.5

                [BANC STOCK FINANCIAL SERVICES, INC. LETTERHEAD]
                      A Subsidiary of the Bank Stock Group



August 28, 1998



Mr. J. Aubrey Crosland
President and Chief Executive Officer
First Capital Bancshares, Inc. (Proposed)
830 Highway 38 South
Bennettsville, South Carolina  29512

Re:      Letter of Intent

Dear Mr. Crosland:

         The following is to set forth the proposal of BSFS Financial Services, Inc. the proposed offering of common stock ("The Offering") ("BSFS" or "Sales Agent") to serve as the broker-dealer for First Capital Bancshares, Inc. (Proposed) ("Company"). This letter agreement ("Agreement") hereby confirms the interest of BSFS, a subsidiary of The Banc Stock Group, Inc., to serve as the Company's exclusive underwriter/stock marketing agent in connection with the Offering, which is contemplated to be a minimum offering of $5,000,000 million and a maximum of $7,200,000 with a per share price of $10.00 per share. It is understood that directors and executive officers of the Company contemplate purchasing shares of the Company's common stock and that they may purchase all or a portion of these shares prior to commencement of the Offering (at $10.00 per share), and that the amount of the Offering will be reduced by this amount. For purposes of this Agreement, it is understood that employees of BSFS will be actively involved in the Offering and that references to the Sales Agent shall include employees and agents of BSFS. This Agreement sets forth selected terms of our engagement.

         1. OFFERING SERVICES. BSFS will act as lead manager in the Offering to be conducted on a best efforts basis. BSFS may form a syndicate of selected broker-dealers to assist in the sale of the common stock. The decision to utilize selected broker-dealers will be made by BSFS upon consultation with the Company.

                  As the Company's sales/stock marketing agent, BSFS will provide the Company with a comprehensive program of services designed to promote an orderly, efficient and cost-effective distribution. BSFS will provide financial and logistical advice to the Company concerning the Offering and related issues.

         2. PREPARATION OF OFFERING DOCUMENTS. The Company and its counsel will draft the Registration Statement and other materials to be used in connection with the Offering. BSFS and its counsel will review these documents and assist your counsel with their preparation. The
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First Capital Bancshares, Inc. (Proposed)
December 21, 1998
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Registration Statement will be in a form reasonably satisfactory to each of us and our respective counsel.

         3. DUE DILIGENCE REVIEW. Prior to the filing of the Form SB-2 Registration Statement ("Registration Statement") or any other documents naming BSFS as the Company's underwriter/stock marketing agent, BSFS and its representatives will undertake substantial investigations to learn about the Company's proposed business and operations ("due diligence review") in order to confirm information provided to us and to evaluate information to be contained in the Company's Registration Statement. The Company agrees that it will make available to BSFS all relevant information, whether or not publicly available, which the BSFS reasonably requests. The Company acknowledges that BSFS will rely upon the accuracy and completeness of all information received from the Company or its officers, directors, employees, agents and representatives, accountants and counsel.

                  BSFS shall furnish, as soon as practicable, to the Company such information regarding BSFS as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance with state and federal securities laws.

         4. REGULATORY FILINGS. Upon satisfactory completion of BSFS's due diligence review, the Company will cause a Registration Statement with respect to the Offering to be filed with the Securities and Exchange Commission ("SEC") and such state securities commissioners as may be determined by BSFS and reasonably acceptable to the Company. No filings naming BSFS will be made without the prior consent of BSFS.

         5. AGENCY OR UNDERWRITING AGREEMENT. The specific terms of the Offering and any broker-assisted sales services contemplated in this Agreement shall be set forth in a Sales Agency Agreement ("Agency Agreement") between BSFS and the Company to be executed prior to commencement of the Offering. Sales of common stock in the Offering will be contingent upon, among other things, the absence of material adverse developments prior to completion of the Offering. The Agency Agreement and any Selected Dealer Agreement shall be prepared by counsel for BSFS, and such counsel shall make all required filings with the National Association of Securities Dealers, Inc. The Company and its offers and directors will agree not to offer, sell, contract to sell or grant any option to purchase or otherwise dispose of any common stock for at least 180 days after the Offering without first obtaining the Sales Agent's written consent except that the Company may adopt a stock option plan and issue options.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Agency Agreement will provide for customary representations, warranties and covenants by the Company, including, without limitation, with respect to indemnification and contribution by the Company. This will be consistent
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First Capital Bancshares, Inc. (Proposed)
December 21, 1998
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with the indemnification set forth in paragraph 9 herein.

         7. FEES. For the services hereunder, the Company shall pay the following fees to BSFS at closing, unless stated otherwise:

                  (a) 2.5% of the purchase price of the stock sold to proposed officers, directors and employees of the Company in the offering and 0% of the price of shares sold prior to the offering;

                  (b) 6.5% of the purchase price of the stock sold to certain individuals and entities designated by the board of directors, not to exceed $2,000,000/200,000 shares; and

                  (c) 7% of the purchase price of the securities sold to persons other than those persons qualifying as purchasers in Section 7(a) and 7(b) above. In the event that a syndicate of selected broker-dealers is used to assist in the Offering, BSFS will pass onto such selected broker-dealers who assist in the Offering an amount competitive with gross underwriting discounts charged at such time for comparable stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases effected through selected broker-dealers other than BSFS shall be transmitted by BSFS to such selected broker-dealer. The decision to utilize selected broker-dealers will be made by BSFS upon consultation with the Company.

         8. EXPENSES. The Company will bear those expenses of the proposed offering customarily borne by issuers, including, without limitation, SEC, "Blue Sky," and NASD filing and registration fees; the fees of the Company's accountants, attorneys, transfer agent and registrar, printing, mailing and marketing expenses associated with the Offering; BSFS's counsel's legal fees which will be capped at $25,000; the fees set forth in Section 7. The Company shall reimburse BSFS for its actual out-of-pocket expenses up to a maximum of $35,000. Upon execution of this Agreement, the Company will advance $5,000 to BSFS for expected out-of-pocket expenses. In the event the Company terminates the Offering for any reason, except based on a breach of the Sales Agent's obligations hereunder, the Company will reimburse BSFS for the fees and expenses of its counsel. Should BSFS be required to retain the services of other professionals for purposes of this Offering, the expenses of such professionals shall be billed separately by the Company. The engagement of such professionals shall require the consent of the parties hereto.

         9.       INDEMNIFICATION.

                  (a) In connection with this engagement (which engagement may have commenced prior to the date hereof), the Company agrees to indemnify and hold harmless BSFS and its affiliates and the respective directors, officers,
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First Capital Bancshares, Inc. (Proposed)
December 21, 1998
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                           employees, agents and partners of the Sales Agent
                           and its affiliates, and each other person controlling BSFS or any of its affiliates within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (collectively, "Sales Agent Indemnified Parties") to the full extent lawful, from and against all losses, claims, damages or liabilities resulting from any legal action, investigation or other proceeding to which any Indemnified Party may become subject as a result of or arising out of this engagement and will reimburse any Sales Agent Indemnified Party for all reasonable expense (including reasonable counsel fees) incurred by such Sales Agent Indemnified Party in connection with investigating, defending or settling any such matter or enforcing any rights hereunder. Notwithstanding the foregoing, the Company shall not be liable to a Sales Agent Indemnified Party in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in a final judgment by a court of competent jurisdiction, to have resulted from the gross negligence or bad faith of BSFS or such Sales Agent Indemnified Party or from information provided in writing by BSFS, for use in the Registration Statement. The Company also agrees that neither the Sales Agent, nor any of its affiliates, nor any officer, director, employee or agent of BSFS or any of its affiliates, nor any person controlling the Sales Agent or any of its affiliates, shall have any liability to the Company for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company that is finally judicially determined to have resulted primarily from the Sales Agent's gross negligence or bad faith or from information provided in writing by BSFS for use in the Registration Statement. Notwithstanding the foregoing, BSFS shall not be required to indemnify or reimburse the Company for expenses hereunder in an amount, in the aggregate, in excess of any fees paid pursuant to Section 7 above. The foregoing shall be in addition to any rights that BSFS or any Sales Agent Indemnified Party may have at common law or otherwise.

                  (b) Upon receipt of notice of any claim or the commencement of any such action with respect to which indemnity is to be sought, the Sales Agent Indemnified Party shall notify the indemnifying party of such claim or the commencement of such action. The Sales Agent Indemnified Party shall have the right to employ counsel reasonably acceptable to the Company to defend such claim or action.

                  (c) If for any reason the foregoing indemnification is unavailable to any Sales Agent Indemnified Party or insufficient to hold it harmless as contemplated
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First Capital Bancshares, Inc. (Proposed)
December 21, 1998
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                           herein then the Company shall contribute to the
                           amount payable by the Sales Agent Indemnified Party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its affiliates, on the one hand, and the Sales Agent and the Sales Agent Indemnified Party, on the other hand, but also the relative fault of the Company and its affiliates and the Sales Agent or any Sales Agent Indemnified Party, as the case may be, as well as any other relevant equitable considerations; provided, however, that in no event shall the Sales Agent be required to contribute any amount in excess of any fees paid to it pursuant to Section 7 above.

                  (d) The reimbursement, indemnity and contribution by the Company or the Sales Agent hereunder shall be in addition to any liability which any party may otherwise have, and shall be binding upon and accrue to the benefit of any successors, assigns, heirs and personal representatives of the Company, and any Sales Agent Indemnified Party. The foregoing provisions relating to reimbursement, indemnification and contribution shall survive any termination of the Sales Agent's engagement under this Agreement, but shall be superseded in their entirety by the corresponding provisions of any Agency Agreement signed by the Company and BSFS, and the parties agree that the Agency Agreement will contain mutual indemnification provisions customary in securities offerings.

         10. CONDITIONS. The Sales Agent's willingness and obligation to proceed hereunder shall be subject to, among other things, satisfaction of the following conditions in the Sales Agent's opinion, which opinion shall have been formed in good faith by the Sales Agent after reasonable determination and consideration of all relevant factors: (a) full and satisfactory disclosure of all relevant material, financial and other information in the disclosure documents; (b) no material adverse change in the condition of the Company subsequent to the Sales Agent's due diligence review; (c) no market conditions at the time of the Offering which in the Sales Agent's opinion makes the sale of the common stock by the Company inadvisable; and (d) the execution of a Sales Agency Agreement by the parties hereto.

         11. BENEFIT. No party to this Agreement may assign its duties and obligations hereunder without the prior written consent of the other party. This Agreement shall inure to the benefit of the. parties hereto and their respective successors and assigns and to the parties indemnified hereunder and their successors and assigns, and the obligations and liabilities assumed hereunder by the parties hereto shall be binding upon their respective successors and assigns.
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First Capital Bancshares, Inc. (Proposed)
December 21, 1998
Page 6



         12. TERMINATION. This Agreement may be terminated by either party hereto with written notice, without any further obligation, other than for the payment of any fees specifically set forth herein. If terminated, all fees paid previously will be deemed to have been earned when paid, except that the $5,000 allowance under Section 8 will be reimbursed to the company to the extent that BSFS has not actually incurred out of pocket expenses

         13. GOVERNING LAW/VENUE/ARBITRATION. In case of a dispute under this Agreement, it shall be governed by the laws of the State of Ohio. Any and all disputes arising out of or in connection with this Agreement shall be submitted to arbitration, and finally settled, under the Rules of the American Arbitration Association ("AAA") by one arbitrator appointed in accordance with such Rules. Any such arbitration shall be conducted in Columbus, Ohio. Each party to this Agreement shall be bound by the result of such arbitration. Each party shall bear its own expenses relating to such disputes or disagreements so arbitrated, and the parties hereto shall share equally the fees and charges of the arbitrator for conducting such arbitration. Such arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section I et seq.: provided, however, that the substantive law of the State of Ohio shall govern any and all such disputes. The patties agree that any action to confirm an arbitration award shall be brought in any competent court in Columbus, Ohio, and that such court may enforce or compel compliance with such award.

                  The foregoing reflects BSFS's intention of proceeding to work with the Company on its proposed Offering. It does not constitute an agreement to underwrite securities or to serve as sales or marketing agent to the Company, or to perform any other service, nor is it an agreement to enter into any such agreement or a representation that market conditions will support an offering of the Company's securities. Such obligations will be included and specifically set forth in the Sales Agency Agreement which the parties hereto intend to negotiate. It also does not constitute a commitment on the part of the Company or BSFS, except as to the payment of certain fees as set forth in
Section 7, the assumption of expenses as set forth in Section 8, and indemnification as set forth in Section 9, all of which shall constitute the binding obligations of the parties hereto and which shall survive the termination of this Agreement or the completion of the services furnished hereunder and shall remain operative and in full force and effect. It is further understood that any report or analysis rendered by BSFS pursuant to this engagement is rendered for use solely by the management of the Company and its agents in connection with the Offering. Accordingly, you agree that you will not provide any such information to any other person without BSFS's prior written consent. BSFS acknowledges that in offering the Company's securities, no person will be authorized to give any information or to make any representation not contained in the Prospectus and related offering materials to be filed as part of the Registration Statement to be declared effective in connection with the Offering. Accordingly, BSFS agrees that in connection with the Offering, it will not give any unauthorized information or make any unauthorized representation. We will be pleased to elaborate on any of the matters discussed in this Agreement at your convenience.
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First Capital Bancshares, Inc. (Proposed)
December 21, 1998
Page 7



         If the Company and/or the shareholders of the Company sell or agree to sell (i) debt or equity securities to another corporation, person, or entity representing (on an as converted basis, if applicable) more than 25% of the Company's outstanding capital stock, or (ii) assets representing more than 25% of the value of the Company's assets, in either case in one or a series of transactions by means of an exchange or tender offer, purchase of assets, merger, consolidation, or similar transaction, the Company shall retain BSFS Financial Services, Inc. as financial advisors with respect to the transaction pursuant to the terms of a customary agreement, including normal and customary fees for such a transaction. The provisions of this Paragraph shall survive for 24 months following the earlier to occur of the closing of the proposed offering and the date the Company notifies BSFS Financial Services, Inc. in writing of its cancellation of the proposed offering.

         If the foregoing correctly sets forth our mutual understanding, please so indicate by signing and returning the original copy of this Agreement to the undersigned with a check in the amount of $5,000 payable to BSFS Financial Services, Inc.

                                      Sincerely,

                                      BANC STOCK FINANCIAL SERVICES, INC.



                                      By: /s/ Michael E. Guirlinger
                                          ------------------------------------
                                          Michael E. Guirlinger/Vice President

Agreed to:

FIRST CAPITAL BANCSHARES, INC. (PROPOSED)



By: /s/ J. Aubrey Crosland                             Date: December 22, 1998
    ------------------------------------------------         -----------------
    J. Aubrey Crosland
    Its: President and Chief Executive Officer